UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2013

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (847) 939-9000
727 N. Bank Lane
Lake Forest, Illinois 60045
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Wintrust Financial Corporation (the "Company") held its 2013 Annual Meeting of Shareholders on May 23, 2013. At the meeting, the Company’s shareholders (i) elected all thirteen of the Company’s director nominees, (ii) approved an advisory (non-binding) proposal approving the Company’s 2012 executive compensation as described in the Company’s proxy statement, and (iii) ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year 2013. The results of the vote at the meeting were as follows:
Proposal No. 1 — Election of Directors

Name	Votes For	Abstentions	Broker Non-Votes
Peter D. Crist	31,334,502	199,821	2,097,644
Bruce K. Crowther	31,390,725	143,598	2,097,644
Joseph F. Damico	31,461,119	73,204	2,097,644
Bert A Getz, Jr.	31,384,491	149,832	2,097,644
H. Patrick Hackett, Jr.	31,501,839	32,484	2,097,644
Scott K. Heitmann	31,517,889	16,434	2,097,644
Charles H. James III	31,472,216	62,107	2,097,644
Albin F. Moschner	31,393,588	140,735	2,097,644
Thomas J. Neis	31,393,164	141,159	2,097,644
Christopher J. Perry	31,391,520	142,803	2,097,644
Ingrid S. Stafford	31,396,352	137,971	2,097,644
Sheila G. Talton	31,462,492	71,831	2,097,644
Edward J. Wehmer	31,379,484	154,839	2,097,644
Proposal No. 2 — Advisory Vote on 2012 Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,204,248	243,356	86,725	2,097,638
Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,421,898	197,695	12,373	1

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/ Lisa J. Pattis
Lisa J. Pattis
Executive Vice President and General Counsel
Date: May 28, 2013